UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025

Karat Packaging Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40336	83-2237832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6185 Kimball Avenue, Chino, CA 91708

(Address of principal executive offices) (Zip Code)

(626) 965-8882

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01. Entry into a Material Definitive Agreement

Pursuant to the terms of the Business Loan Agreement, as amended, dated February 23, 2018, between Lollicup USA Inc., a California corporation, as borrower, and Hanmi Bank, as lender, Karat Packaging Inc. (the "Company") has a line of credit that had a maximum borrowing capacity of $40,000,000 secured by the Company’s assets (the “Line of Credit”). On March 3, 2025, the Company entered into an amended Line of Credit, dated February 24, 2025, to (1) extend the maturity date to March 14, 2027, (2) reduce the revolving loan facility to $20,000,000, and (3) revise the interest on any Line of Credit borrowings to an annual rate of one month term Secured Overnight Financing Rate ("SOFR") plus 2.25%, with a SOFR floor of 1.00% (the "Amendment").

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Change In Terms Agreement, dated February 24, 2025, by and between Lollicup USA Inc. and Hanmi Bank
104	Cover Page Interactive File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2025	KARAT PACKAGING INC.

	By:	/s/ Jian Guo
Jian Guo
Chief Financial Officer

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